Exhibit 10.30

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

FOR VALUE RECEIVED, ADCARE PROPERTY HOLDINGS, LLC, an Ohio limited liability company (“Assignor”) hereby transfers and assigns unto GL NURSING, LLC, a Georgia limited liability company (“Assignee”), all of Assignor’s right, title and interest in and to that certain Purchase and Sale Agreement effective as of January 17, 2012 (the “Agreement”), relating to that certain skilled nursing facility commonly known as Golden Years Manor and located at 1010 Barnes Street, Lonoke, Arkansas 72086 (the “Facility”). Assignee hereby assumes all obligations of Assignor under the Agreement.

On or before the Closing (as defined in the Agreement), Assignee agrees to reimburse Assignor for the Deposit and the extension fee in the amount of $250,000.00 and for all out-of-pocket costs relating to the Facility advanced by Assignor.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment of Purchase and Sale Agreement to be duly executed and delivered as of the 9th day of May, 2012.

ASSIGNOR:		ASSIGNEE:

ADCARE PROPERTY HOLDINGS, LLC		GL NURSING, LLC

By:	/s/ Boyd P. Gentry	By:	/s/ Christopher F. Brogdon
	Boyd P. Gentry, Manager		Christopher F. Brogdon, Manager